VOYAGEUR MUTUAL FUNDS III

Registration No. 811-04547
FORM N-SAR
Semiannual Period Ended April 30, 2016

SUB-ITEM 77P: Information required to be filed pursuant to existing exemptive orders

Delaware Select Growth Fund (Fund), a series of Voyageur Mutual Funds III (Registrant) and Delaware Management Company, a series of Delaware Management Business Trust (Manager) have received an exemptive order from the U.S. Securities and Exchange Commission that permits the Manager, with the approval of the Board of Trustees of the Registrant, to appoint and replace sub-advisors, enter into sub-advisory agreements, and materially amend sub-advisory agreements on behalf of the Fund without shareholder approval (Manager of Managers Structure). The  Fund?s Manager of Managers Structure was established on May 27, 2016, and the changes are incorporated herein by reference to the supplement dated June 7, 2016 to the Fund?s prospectus dated February 26, 2016, as filed with the Securities and Exchange Commission (SEC Accession No. 0001582816-16-000674).
WS:MFG_Philadelphia:901475:v2

WS:MFG_Philadelphia:900470:v2